Chart Industries, Inc. Supplemental Information Regarding Hudson Products Transaction July 27, 2017 © 2017 Chart Industries, Inc. Confidential and Proprietary Exhibit 99.2

© 2017 Chart Industries, Inc. Confidential and Proprietary 0 71 133 51 163 220 253 164 30 228 228 228 196 226 246 157 195 53 11 93 165 166 166 166 137 197 238 179 223 148 Forward-Looking Statements 1 This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of management of Chart Industries, Inc. (“Chart”) and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause Chart’s actual results to differ materially from those described in the forward-looking statements can be found in Chart’s Annual Report on Form 10-K for the year ended December 31, 2016, which has been filed with the Securities and Exchange Commission and is available on Chart’s website (http://www.snl.com/IRW/CorporateProfile/4295886), and on the Securities and Exchange Commission’s website (www.sec.gov), as well as risks and uncertainties related to the closing of the acquisition of Hudson and subsequent integration of Hudson’s business with Chart’s. Chart does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

© 2017 Chart Industries, Inc. Confidential and Proprietary 0 71 133 51 163 220 253 164 30 228 228 228 196 226 246 157 195 53 11 93 165 166 166 166 137 197 238 179 223 148 Hudson Products Transaction Summary 2 Hudson Products Description  Acquisition of Hudson Products from Riverstone Holdings LLC − Leading producer of air-cooled heat exchangers (“ACHEs”) and axial flow cooling fans (“Fans”) − 2017E revenue of ~$205M; EBITDA margins anticipated to exceed 20% Transaction Consideration  $410M all cash offer Expected Financial Impact  EPS accretive  Accretive to EBITDA margins  Meaningful cost synergies Closing  Expected closing in Q3 2017 following successful U.S. antitrust clearance Funding  Transaction funded using: − Cash on hand (~40%) − Existing $450M credit facility (~60%)  Pro forma leverage below 3.0x and access to further liquidity post closing

© 2017 Chart Industries, Inc. Confidential and Proprietary 0 71 133 51 163 220 253 164 30 228 228 228 196 226 246 157 195 53 11 93 165 166 166 166 137 197 238 179 223 148 3 ACHEs 62% Fans 38% Global Leader in Heat Transfer Solutions  Adds highly complementary Fans business  Strengthens aftermarket presence  Consistent with core strategy to enhance Air Cooled Heat Exchanger (ACHE) business  Accretive to growth, margins and EPS  Significant cost synergies  Efficient use of Chart’s favorable balance sheet position Product Split Refining 20% LNG 22% Oil & Gas 19% Power 10% Industrial / Other / HVAC 23% Chemical 6% OEM 63% End Market Split Aftermarket Split Aftermarket 37%

© 2017 Chart Industries, Inc. Confidential and Proprietary 0 71 133 51 163 220 253 164 30 228 228 228 196 226 246 157 195 53 11 93 165 166 166 166 137 197 238 179 223 148 Enhances Position in Key E&C Business 4 Key Products Current Chart E&C Pro Forma ACHEs Brazed Aluminum Heat Exchangers Integrated Process Systems Axial Flow Fans End Market Mix Natural Gas Industrial Gas LNG Natural Gas Industrial Gas LNG Power HVAC Refining Oil & Gas Petrochemical ACHEs Brazed Aluminum Heat Exchangers Integrated Process Systems Expands Industrial Gas Offerings Maximizes LNG Opportunity

© 2017 Chart Industries, Inc. Confidential and Proprietary 0 71 133 51 163 220 253 164 30 228 228 228 196 226 246 157 195 53 11 93 165 166 166 166 137 197 238 179 223 148 5 www.ChartIndustries.com